ZIM Announces Agreement to Acquire US Mobile Content Provider

ZIM enhances its mobile offering through strategic acquisition

Ottawa, Canada – March 28, 2006 – ZIM Corporation (OTCBB: ZIMCF), a global mobile service provider, aggregator and application developer for the mobile market, today announced it has agreed to acquired a U.S.-based mobile content company, Advanced Internet Services Inc., in a combined share and cash deal worth approximately $1.1 million. ZIM will issue 10 million shares, representing approximately 14% of the issued and outstanding shares of the company, post issuance. The acquisition provides ZIM an immediate entry to the mobile content market and a proven mobile content-delivery platform. ZIM expects the transaction to be completed by April 1, 2006, subject to the completion of customary transaction documents and closing conditions.

“We are further expanding our mobile offering with the acquisition of Advanced Internet Services, as they have two of the top 15 mobile content sites, Monstertones.com and ringingphone.com,” said Dr. Michael Cowpland, President and CEO of ZIM. “This acquisition is part of the move into mobile content that we announced in February, 2006. With this acquisition, we hope to leverage our relationships and technical expertise to expand our role in the mobile market. In addition to the Monstertones.com and ringingphone.com portals, ZIM will be providing mobile content through other dedicated portals.”

Founded in 2002, Advanced Internet Services was one of the first independent websites in North America to offer cell phone ring tones and wallpapers. The ring tone sites host a large catalog of polyphonic and MP3 ring tones for music spanning from the 1950’s to the most popular current hits. In addition to offering popular music ring tones, the websites offer a wide variety of unique content, including funny and sexy ring tones and a large collection of urban ring tones.

“ZIM and Advanced Internet Services both believe in the potential of the mobile content market,” said Bret Dunlap, Founder and CEO of Advanced Telecom Services, the parent of Advanced Internet Services. “We are very excited about this transaction with ZIM, as we believe the mobile content opportunities in North America are still in the early stages. As an aggregators of mobile data services, ZIM is perfectly positioned to capitalize on this burgeoning new market opportunity.”

About ZIM

ZIM is a mobile service provider, aggregator and application developer for the mobile market. ZIM’s bridges the gap between data and mobility. For more information on ZIM and its customers, partners and products, visit: www.zim.biz.

For more information:

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Jennifer North

Chief Financial Officer

ZIM Corporation

Phone: 1 613.727.1397 ext. 121

E-mail: jnorth@zim.biz

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of Securities & Exchange Act. ZIM Corporation intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All statements related to the Advanced Internet Services Inc. acquisition and ZIM’s growth strategy and the outcome of any contingencies, are forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and ZIM Corporation assumes no obligation to update the forward-looking statements included in this news release. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability, ZIM’s ability to successfully market mobile entertainment to consumers, that we may incur unexpected costs integrating the businesses, and that we may not be able to realize expected synergies in the businesses. Please refer to ZIM Corporation’s filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC’s electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

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